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                              FOLD AND DETACH HERE

                           BIG FLOWER HOLDINGS, INC.
                               3 EAST 54TH STREET
                            NEW YORK, NEW YORK 10022
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Mark A. Angelson and Irene B. Fisher, and each of them, with power of substitution, attorneys and proxies to represent and vote all shares of Common Stock of Big Flower Holdings, Inc., (the "Company")
held of record by the undersigned on   -  , 1999, at the Annual Meeting of
Stockholders to be held on   -  , 1999 at   -  a.m. local time at  -  , and at
any adjournments, postponements, continuations or reschedulings thereof. The undersigned hereby revokes any previous proxies with respect to the matters covered in this proxy.
    The Board of Directors unanimously recommends that Big Flower Holdings, Inc. stockholders vote for adoption of the Merger Agreement.
    This proxy, when properly executed, will be voted in the manner specified below. If this card is properly executed but no vote is specified, this proxy will be voted for adoption of the Merger Agreement.
    Please check the appropriate box on the voting card to RSVP your attendance
at the Annual Meeting on   -  , 1999 at   -  , a.m. or phone Big Flower Investor
Relations at (212) 521-1600.
    You can vote by completing, signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope.
            Please mark your vote as indicated in this example:  [X]
BIG FLOWER HOLDINGS, INC.'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED BELOW AND FOR PROPOSALS 1, 2 AND 4.
1. Proposal to adopt the Agreement and Plan of Merger, dated as of July 29, 1999, as amended on August 10, 1999 and on August 31, 1999, between Big Flower Holdings, Inc. and BFH Merger Corp.
            / /  FOR            / /  AGAINST            / /  ABSTAIN
2. Proposal to permit the proxies, in their discretion, to adjourn the meeting for the sole purpose of soliciting more votes or proxies in favor of adoption of the merger agreement
            / /  FOR            / /  AGAINST            / /  ABSTAIN

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
3.   Election of Directors   FOR all nominees listed         WITHHOLD AUTHORITY              *Exceptions
                             below / /                       TO VOTE FOR ALL NOMINEES        / /
                                                             LISTED BELOW / /
Nominees: Robert M. Kimmett and Newton N. Minnow
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE
"EXCEPTIONS";        BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)
*Exceptions
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                          (continued on reverse side)
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                           BIG FLOWER HOLDINGS, INC.

4. Proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent certified public accountants, as described in the Proxy Statement.
            / /  FOR            / /  AGAINST            / /  ABSTAIN

   In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments, postponements, continuations or rescheduling thereof.

                                         This Proxy should bear your
                                         signature(s) exactly as your name(s)
                                         appear in the label to the left. When
                                         signing as attorney, executor,
                                         administrator, personal representative,
                                         trustee, guardian or corporate officer,
                                         please give full title. For joint
                                         accounts, each joint owner should sign.

                                         CHECK HERE IF YOU PLAN TO ATTEND THE
                                         MEETING: / /
                                         Dated: __________________________, 1999
                                         _______________________________________
                                         Signature(s)
                                         _______________________________________
                                         Signature(s)

Please sign, date and return this proxy in the enclosed postage prepaid envelope.